Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of March 19, 2023, by and among Home Plate Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Home Plate Acquisition Corporation, a Delaware corporation (“SPAC”), Heidmar Inc., a company organized and existing under the laws of Marshall Islands (the “Company”), and Heidmar Marine Inc., a company organized and existing under the laws of Marshall Islands (“Holdings”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of certain (i) shares of SPAC’s Class B common stock, par value $0.0001 per share (the “SPAC Class B Common Stock” and, together with the SPAC Class A Common Stock, par value $0.0001 per share the “SPAC Shares”), and (ii) warrants exercisable for SPAC Shares, in each case, as set forth on Schedule I attached hereto (all such securities, together with any shares of SPAC’s capital stock or other equity securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by Sponsor during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, SPAC, Sponsor, the Company, Holdings, HP Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), and those shareholders of the Company whose details are set forth in Schedule 1 thereto (the “Company Shareholders”), have entered into a Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions: (a) Merger Sub will be merged with and into SPAC (the “Merger”), as a result of which (i) SPAC shall continue as the surviving entity and as a wholly owned subsidiary of Holdings, and (ii) each issued and outstanding SPAC Share immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the Per Share Merger Consideration; and (b) immediately thereafter, the Company Shareholders will transfer all of the outstanding Company Shares to Holdings the consideration for which will be (x) the issuance of new Holdings Common Shares by Holdings and (y) the issuance of the Earnout Shares by Holdings, in each case subject to and on the terms and conditions set forth in the Business Combination Agreement; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valid consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1
Interim Period Lock-Up Provisions. During the period commencing on the date hereof and ending on the earliest of (a) the Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Section 11.1 thereof (the earlier of (a) and (b), the “Expiration Time”), Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case, directly or indirectly, with respect to any Subject Securities (or Holdings Common Shares received as consideration thereof) owned by Sponsor, (ii) file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement and any resale registration statement filed by Holdings relating to Holdings Common Shares), (iii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Sponsor Agreement or otherwise transfer any voting or approval rights with respect to the Subject Securities, (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities (or Holdings Common Shares received as consideration thereof) owned by Sponsor or (v) publicly announce any intention to effect any transaction specified in clause (i), (ii), (iii) or (iv) (clauses (i)-(v), collectively, “Transfer”).  Notwithstanding the foregoing, this Section 1.1 shall not restrict any forfeiture or Transfer of Subject Securities (excluding Sponsor Earnout Shares (as defined below) or Subject Securities forfeited pursuant to Section 1.9) in connection with the consummation of the Closing.

Section 1.2
New Shares. In the event that (a) any Subject Securities are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Securities of, on or affecting the Subject Securities owned by Sponsor or otherwise, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Subject Securities after the date of this Sponsor Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Subject Securities after the date of this Sponsor Agreement (such SPAC Shares or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall constitute Subject Securities and be subject to the terms of this Sponsor Agreement to the same extent as if they constituted Subject Securities owned by Sponsor as of the date hereof.

Section 1.3
Waiver of Anti-Dilution Provision. Subject to, and conditioned upon, the Closing, Sponsor hereby irrevocably relinquishes and waives, and agrees not to assert or perfect, to the fullest extent permitted by Law and the SPAC’s Organizational Documents, any and all rights Sponsor has or will have to any adjustment or anti-dilution protections that arise in connection with the Transactions (including, for the avoidance of doubt, any rights pursuant to Section 4.3(b) of the SPAC Charter).

Section 1.4
Closing Date Deliverables. On the Closing Date, Sponsor shall deliver to the Company (a) a duly executed copy of the New Registration Rights Agreement substantially in the form attached as Exhibit C to the Business Combination Agreement and (b) a duly executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit D-2 to the Business Combination Agreement.

Section 1.5
Sponsor Agreements.

(a)
At any meeting of the shareholders of SPAC, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought (including any action by written resolution), Sponsor shall (i) appear at each such meeting or otherwise cause all of its Subject Securities entitled to vote, and any other SPAC Shares that Sponsor has the right to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of Sponsor’s Subject Securities or SPAC Shares:

(i)
in favor of the Shareholder Approval Matters (or any sub-matter or actions in furtherance thereof);

(ii)
in favor of any proposal to adjourn or postpone the applicable meeting to a later date if and only if there are not sufficient votes for the approval of the Shareholder Approval Matters (or any sub-matter or actions in furtherance thereof) and any other matters required to be approved as set forth in the Proxy Statement on the date on which such meeting is held; and

(iii)
against any proposal, action, transaction or agreement that would or would reasonably be expected to (A) delay, postpone, impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement, any other Ancillary Document, or the Transactions, including the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement or any other Ancillary Document, (C) result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled, (D) amend the SPAC’s Organizational Documents (including the SPAC Charter) (other than, for the avoidance of doubt, the amendments contemplated by SPAC’s definitive proxy filed with the SEC on March 7, 2023), including any change in any manner to the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC, (E) result in a business combination agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by, or other change to the corporate structure or business of, SPAC or (F) result in a change in the business, management or SPAC Board (other than in connection with the Shareholder Approval Matters).

Sponsor hereby agrees not to commit or agree to take any action inconsistent with the foregoing.

(b)
Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of September 29, 2021, by and among Sponsor, SPAC and the other parties thereto (the “Letter Agreement”), including the obligations of Sponsor pursuant to Section 9 therein to not redeem any SPAC Shares owned by Sponsor in connection with the transactions contemplated by the Business Combination Agreement.  For the avoidance of doubt, Sponsor shall not redeem, elect to redeem or tender or submit for redemption any Subject Securities (or Holdings Common Shares received as consideration therefor) pursuant to or in connection with the Redemption Rights or otherwise.

(c)
During the period commencing on the date hereof and ending on the Expiration Time, without the prior written consent of the Company, Sponsor shall not modify or amend any contract between or among Sponsor, anyone related by blood, marriage or adoption to the Sponsor or any Affiliate of Sponsor (other than SPAC or any of its subsidiaries), on the one hand, and SPAC or any of SPAC’s subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

Section 1.6
Further Assurances. Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein. Sponsor agrees to take any additional actions, if any, required or deemed to be practical or necessary in order for Sponsor to provide an effective grant of proxy pursuant to the SPAC’s Charter (including the execution and delivery of such proxies, and the delivery and lodgement of such proxies) in order to consummate the transactions contemplated by this Sponsor Agreement.

Section 1.7
No Inconsistent Agreement. Sponsor hereby represents and warrants that it has not entered into, and covenants and agrees it shall not enter into, any Contract that would delay, postpone, impede, frustrate, prevent, nullify, restrict, limit or interfere with the performance of Sponsor’s obligations hereunder or make any representation and warranty contained herein untrue. Prior to the Expiration Time, Sponsor shall not liquidate or dissolve.

Section 1.8
Sponsor Earnout Shares.

(a)
No Transfer of Sponsor Earnout Shares. Subject to, and conditioned upon, the Closing, Sponsor agrees that, effective as of immediately prior to the Closing on the Closing Date, 365,000 SPAC Shares (the “Sponsor Earnout Shares”) held by Sponsor as of the Closing Date shall be subject to the vesting provisions set forth in this Section 1.8.   Sponsor agrees that it shall not Transfer any Sponsor Earnout Shares held by Sponsor prior to the date the Sponsor Earnout Shares become vested pursuant to this Section 1.8.

(b)
Vesting of Sponsor Earnout Shares. The Sponsor Earnout Shares shall be subject to vesting and be released to Sponsor as follows:

(i)
upon the occurrence of Share Price Triggering Event I, a one-time vesting and release of 91,250 Sponsor Earnout Shares;

(ii)
upon the occurrence of Share Price Triggering Event II, a one-time vesting and release of 91,250 Sponsor Earnout Shares;

(iii)
upon the occurrence of Performance Triggering Event I, a one-time vesting and release of 91,250 Sponsor Earnout Shares; and

(iv)
upon the occurrence of Performance Triggering Event II, a one-time vesting and release of 91,250 Sponsor Earnout Shares.

(c)
For the avoidance of doubt, the Sponsor with respect to a Triggering Event shall be entitled to vesting of Sponsor Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the sum of the Sponsor Earnout Shares exceed 365,000.

(d)
If, following the Closing Date and prior to December 31, 2023, there is a Change of Control, then, immediately prior to such Change of Control, 182,500 Sponsor Earnout Shares shall vest and be released to Sponsor, together with any Sponsor Earnout Shares that vest pursuant to Section 1.8(f) below.

(e)
If, following December 31, 2023 and prior to December 31, 2024, there is a Change of Control, then, immediately prior to such Change of Control, 91,250 Sponsor Earnout Shares shall vest and be released to Sponsor, together with any Sponsor Earnout Shares that vest pursuant to Section 1.8(f) below.

(f)
If, during the Share Price Earnout Period, there is a Change of Control (or a definitive Contract providing for a Change of Control is entered into during the Share Price Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the Share Price Earnout Period) pursuant to which Holdings or its shareholders shall receive consideration implying a value per Holdings Common Share (as determined in good faith by the Holdings Board) of:

(i)
less than $12.50, then no Sponsor Earnout Shares shall vest under this Section 1.8(f);

(ii)
greater than or equal to $12.50 but less than $14.00, then, immediately prior to such Change of Control, 91,250 Sponsor Earnout Shares (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.8(b)(i)) shall vest and be released to Sponsor, together with any Sponsor Earnout Shares that vest pursuant to Section 1.8(d) and Section 1.8(e) above; or

(iii)
greater than or equal to $14.00, then, immediately prior to such Change of Control, 182,500 Sponsor Earnout Shares (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.8(b)(i) or (ii)) shall vest and be released to Sponsor, together with any Sponsor Earnout Shares that vest pursuant to Section 1.8(d) and Section 1.8(e) above.

(g)
Certain Definitions.

(i)
“Change of Control” means any transaction or series of transactions occurring after the Closing (A) following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons, acquires direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing more than 50% of the combined voting power of the then outstanding voting securities of Holdings, (B) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (1) the members of the board of directors of Holdings immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the board of directors of the company surviving the combination or, if the surviving company is a Subsidiary, the ultimate parent thereof or (2) the voting securities of Holdings immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into 50% or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (C) the result of which is a sale of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any person.

(ii)
“Share Price Earnout Period” means the time period beginning on the Closing Date and ending on the date that is five years after the Closing Date.

(h)
Equitable Adjustment. Notwithstanding the foregoing, the share price targets in Section 1.8(b) - (f) shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Holdings Common Shares), reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of Holdings Common Shares occurring on or after the Merger Effective Time and prior to the time any Sponsor Earnout Shares are delivered to Sponsor.

(i)
Dividends and Voting.  The Sponsor Earnout Shares shall be entitled to receive any distributions, whether or not in cash; provided that any cash distributions in respect of the Sponsor Earnout Shares shall be returned to Holdings upon the forfeiture of the Sponsor Earnout Shares.  Sponsor shall not have any rights with respect to voting any Sponsor Earnout Shares until vested in accordance with Section 1.8.

(j)
Cancellation.  Sponsor hereby agrees to the cancellation, (i) of any unvested Sponsor Earnout Shares that remain subject to vesting pursuant to Section 1.8(b)(i) or (ii) as of the day immediately following the expiration of the Share Price Earnout Period and (ii) of any unvested Sponsor Earnout Shares that remain subject to vesting pursuant to Section 1.8(b)(iii) or (iv) as of the day immediately following the date that Holdings’ 2024 Adjusted EBITDA is finally determined for purposes of this Section 1.8, in each case, by Holdings without any further action on the part of Sponsor.

(k)
Termination Upon Change of Control.  This Section 1.8 shall terminate and no further Sponsor Earnout Shares shall vest hereunder upon the consummation of a Change of Control.

Section 1.9
Sponsor Forfeiture.

(a)
Sponsor shall, as of immediately prior to the Closing on the Closing Date, forfeit for no consideration the right to receive 1,212,500 Holdings Common Shares that would otherwise be issued to Sponsor in connection with the Closing.  The Holdings Common Shares forfeited pursuant to this Section 1.9(a) shall be issued to the Company Shareholders pro rata in accordance with such Company Shareholder’s Closing Number of Shares as provided for in Section 2.9 of the Business Combination Agreement.

(b)
In the event that the SPAC Transaction Expenses are greater than $15,000,000, Sponsor shall, as of immediately prior to the Closing on the Closing Date, forfeit for no consideration the right to receive a number of Holdings Private Warrants that would otherwise be issued to Sponsor in connection with the Closing equal to (x) the amount SPAC Transaction Expenses are greater than $15,000,000 divided by (y) $5.00.  The Holdings Private Warrants forfeited pursuant to this Section 1.9(b) shall be issued to the Company Shareholders pro rata in accordance with such Company Shareholder’s Closing Number of Shares as provided for in Section 2.9 of the Business Combination Agreement.

(c)
Notice of Forfeiture. Sponsor and SPAC must notify the Company in writing at least three Business Days prior to the proposed Closing Date their good faith determination of the SPAC Transaction Expenses and the calculation thereof and, in the event SPAC Transaction Expenses will exceed $15,000,000, that the Sponsor’s intends to forfeit Holdings Private Warrants, including the number of Holdings Private Warrants (if any) to be so forfeited.

Section 1.10
Vesting Shares Legend.

(a)
Sponsor agrees that the Sponsor Earnout Shares shall be subject to the restrictions set forth herein, including as set forth in Section 1.3.

(b)
Sponsor agrees that, in connection with the Transactions, the Sponsor Earnout Shares shall, concurrently with the Closing, have the Legend (as defined below) affixed to them as set forth in this Section 1.10. The restrictions set forth pursuant to this Sponsor Agreement are referred to as the “Transfer Restrictions”. Sponsor acknowledges and agrees that the Sponsor Earnout Shares shall be subject to the Transfer Restrictions until such Transfer Restrictions expire in accordance with the terms of this Sponsor Agreement.

(c)
The books and records of SPAC evidencing the Sponsor Earnout Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT DATED AS OF MARCH 19, 2023, BY AND AMONG HOME PLATE SPONSOR LLC, HOME PLATE ACQUISITION CORPORATION, HEIDMAR MARINE INC., AND HEIDMAR, INC.

Section 1.11
Tax Matters. The parties to this Sponsor Agreement hereby acknowledge and agree that (A) for U.S. federal income tax purposes, (i) any issuance or deemed issuance of Sponsor Earnout Shares to the Sponsor qualifies as a “reorganization” under Section 368(a) of the Code and (ii) the release to Sponsor of any Sponsor Earnout Shares shall not be treated as resulting in any a transfer of property to Sponsor and (B) the parties shall file all tax returns consistent with this Section 1.11 and, except to the extent otherwise required by a “determination” as such term is used in Section 1313 of the Code, take no position or action inconsistent with this Section 1.11 (whether in audits, tax returns or otherwise).

ARTICLE II
ADDITIONAL REPRESENTATIONS AND WARRANTIES

Section 2.1
Representations and Warranties of Sponsor. Sponsor represents and warrants as of the date hereof to SPAC and the Company as follows:

(a)
Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Sponsor. This Sponsor Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of Sponsor.

(b)
Ownership. Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities listed across from Sponsor’s name on Schedule 1 hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the SPAC’s Organizational Documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The Subject Securities are the only equity securities in SPAC owned of record or beneficially by Sponsor on the date of this Sponsor Agreement, and none of the Subject Securities held by Sponsor are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities.  Sponsor has full voting power with respect to the Subject Securities held by Sponsor. Other than the Subject Securities held by Sponsor, Sponsor does not hold or own any equity securities of SPAC, any rights to acquire (directly or indirectly) any equity securities of SPAC or any securities convertible into, or that can be exchanged for equity securities of SPAC.  The Subject Securities constitute all of the SPAC Shares, or securities convertible into or that can be exchanged for SPAC Shares, beneficially owned by the Sponsor as of the date of this Sponsor Agreement.

(c)
No Conflicts. The execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of Sponsor, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Sponsor or Sponsor’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement or (iii) conflict with or violate any material Contract to which Sponsor is party or Law.

(d)
Litigation. There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, except as has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Sponsor’s ability to consummate the Transactions or perform its obligations under this Agreement or the Business Combination Agreement.

(e)
Brokerage Fees. Except as described on Schedules 4.16 of the SPAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement or SPAC’s initial public offering based upon arrangements made by or on behalf of Sponsor or any of its Affiliates, for which SPAC or any of its Affiliates may become liable.

(f)
Information Supplied. None of the information supplied or to be supplied by Sponsor or its respective Affiliates and Representatives expressly for inclusion or incorporation by reference: (i) in any current report on Form 6-K or Form 8-K or report on Form 20-F, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions, (ii) in the Registration Statement or (iii) in the mailings or other distributions to SPAC Shareholders and prospective investors (including any actual or prospective PIPE Investors) with respect to the consummation of the Transactions or in any amendment to any of documents identified in (i) through (iii), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(g)
Acknowledgment. Sponsor understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1
Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time and (b) the written agreement of Sponsor, SPAC, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2
Governing Law; Jurisdiction. The terms of Section 13.4 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.3
WAIVER OF JURY TRIAL. THE TERMS OF SECTION 13.5 OF THE BUSINESS COMBINATION AGREEMENT (WHICH FOR THE AVOIDANCE OF DOUBT CONTAIN A WAIVER OF ANY RIGHT TO A TRIAL BY JURY) SHALL APPLY TO THIS SPONSOR AGREEMENT AND ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.

Section 3.4
Binding Effect; Assignment; Third Parties. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the Company (with respect to an assignment by Sponsor or, prior to the Closing, SPAC or Holdings) or Sponsor (with respect to an Assignment by the Company or, after the Closing, SPAC or Holdings). Any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.  Nothing contained in this Sponsor Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of such a party.

Section 3.5
Specific Performance. The terms of Section 13.6 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.6
Amendment; Waiver. The terms of Section 13.8 and Section 13.9 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.7
Severability. The terms of Section 13.7 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.8
Notices. The terms of Section 13.1 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis, which notices hereunder addressed as follows:

If to SPAC, Sponsor or, prior to the Closing, SPAC or Holdings:

Home Plate Acquisition Corporation
P.O. Box 1314
New York, New York 10028

Attention:	Jonathan Rosenzweig
Email:	jonathan@homeplateacq.com

with a copy to (which will not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004
United States
Attention:	Paul Sheridan and Daniel Breslin
Email:	paul.sheridan@lw.com; daniel.breslin@lw.com

If to the Company or, following the Closing, SPAC or Holdings:

Heidmar Inc.
107 Vouliagemnis Ave
GR-166 75 Glyfada
Athens, Greece
Attention:	Pankaj Khanna
Email:	pankaj.khanna@heidmar.com

with a copy to (which shall not constitute notice):

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention:	Keith Billotti
Email:	billotti@sewkis.com

Section 3.9
Counterparts. This Sponsor Agreement may be executed in one or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10
Non-Circumvention.  Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which such party is not permitted to accomplish (or take any action that such party is not permitted to take) directly under this Sponsor Agreement.

Section 3.11
Confidentiality.  Sponsor agrees to be bound by and subject to Section 8.1(b) and Section 8.1(c) of the Business Combination Agreement to the same extent such provisions apply to SPAC, mutatis mutandis, as if Sponsor were directly a party thereto for purposes thereof.

Section 3.12
Interpretation.  The terms of Section 13.11 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.13
Consent to Disclosure.  Sponsor hereby consents to the publication and disclosure in any announcement or disclosure required by applicable securities Laws, the SEC or any other securities authorities of the Sponsor’s identity and ownership of Subject Securities (or the Holdings Common Shares to which they convert), the nature of the Sponsor’s obligations hereunder and the other matters set forth in the Business Combination Agreement and the Ancillary Documents, including the Transactions and the Merger.

Section 3.14
Release; No Recourse.  Effective as of the Closing, Sponsor hereby irrevocably releases and discharges the Company Shareholders and each other Company Affiliate and each of their respective current and former directors, managers, officers, partners and employees to the extent set forth in, and subject to the terms and conditions of, Section 12.2(a) of the Business Combination Agreement, which such terms and conditions of Section 12.2(a) of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis (with Sponsor being understood to be “SPAC” for purposes of the incorporation of Section 12.2(a) of the Business Combination Agreement herein).  The terms of Section 13.13 of the Business Combination Agreement shall apply to this Sponsor Agreement and are incorporated by reference herein mutatis mutandis.

Section 3.15
Entire Agreement. This Sponsor Agreement and the agreements referenced herein (including the Business Combination Agreement and the other Ancillary Documents) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and, save to the extent expressly set out in this Sponsor Agreement, the Business Combination Agreement, the other Ancillary Documents or the Confidentiality Agreement, supersede all prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

[Signature pages follow.]

IN WITNESS WHEREOF, Sponsor, SPAC, Holdings and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

HOME PLATE SPONSOR LLC

By:	/s/ Daniel T. Ciporin
	Name:	Daniel T. Ciporin
	Title:	Managing Member

SPAC:
HOME PLATE ACQUISITION CORP

By:	/s/ Daniel T. Ciporin
	Name:	Daniel T. Ciporin
	Title:	Chief Executive Officer

HOLDINGS:

HEIDMAR MARINE INC.

By:	/s/ Pankaj Khanna
	Name:	Pankaj Khanna
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

HEIDMAR INC.

By:	/s/ Pankaj Khanna
	Name:	Pankaj Khanna
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I
Subject Securities

Sponsor	SPAC Class A Common Stock	SPAC Class B Common Stock	SPAC Warrants
Home Plate Sponsor LLC	0	3,550,000	6,600,000